UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 28, 2022

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On April 28, 2022, Columbia Sportswear Company (the "Company") issued a press release reporting its first quarter 2022 financial results, updating its full year 2022 financial outlook, and announcing a quarterly dividend and $500 million increase in its share repurchase authorization. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Attached hereto as Exhibit 99.2 and incorporated by reference herein is the CFO Commentary and Financial Review presentation by Jim A. Swanson, Executive Vice President and Chief Financial Officer of the Company, on the first quarter 2022 financial results and 2022 financial outlook, as posted on the Company's investor relations website, http://investor.columbia.com, on April 28, 2022. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE
In its April 28, 2022 press release, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock to be paid on June 2, 2022 to its shareholders of record on May 19, 2022.

ITEM 8.01 OTHER EVENTS
Share Repurchase Authorization
In its April 28, 2022 press release, the Company announced that its Board of Directors has authorized the repurchase of up to an additional $500 million of Company common stock in market or negotiated transactions, in addition to the approximately $99 million remaining available as of March 31, 2022 under the prior share repurchase authorization. The share repurchase program does not obligate the Company to acquire any specific number of shares or acquire shares over any specified period of time, and the share repurchase program may be commenced, modified, suspended, or discontinued at any time by the Company at its discretion.
Russian Presence
The Company does not have any direct operations in Russia and for many years product sales in Russia have been made through a contract with a third-party international distributor on an advance order basis. The Company paused taking any new orders from this Russia-based distributor following the invasion of Ukraine by Russian forces. However, prior to the conflict, the Company had already taken Fall ‘22 orders from this Russia-based distributor under its contract, which have the potential to be realized. Given the uncertainty surrounding these orders, for purposes of the Company's financial outlook provided in the press release and CFO Commentary and Financial Review Presentation attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, any future sales from the Russia-based international distributor have been removed.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press Release, dated April 28, 2022 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	CFO Commentary and Financial Review Presentation, dated April 28, 2022 (furnished pursuant to Items 2.02 and 7.01 hereof).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: April 28, 2022	By:	/S/ JIM A. SWANSON
Jim A. Swanson
Executive Vice President and Chief Financial Officer